UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2012

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3355 Michelson Drive, Suite 100, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2012, Joseph R. Carrillo, Vice President and Chief Accounting Officer of Western Digital Corporation (the "Company"), accepted an appointment to the position of head of the finance organization for the Company’s WD Division. In his position as Vice President and Chief Accounting Officer, Mr. Carrillo had served as the Company’s principal accounting officer.

On August 7, 2012, Wolfgang U. Nickl was promoted from the position of Senior Vice President and Chief Financial Officer to the position of Executive Vice President and Chief Financial Officer. Effective August 7, 2012, Mr. Nickl, who currently serves as the Company’s principal financial officer, will also serve as the Company’s principal accounting officer. Mr. Nickl, age 43, had served as the Company’s Senior Vice President and Chief Financial Officer since August 2010. Prior to that, Mr. Nickl served as the Company’s Vice President, Finance, from October 2005 to August 2010, as Vice President, Worldwide Business Operations from May 2005 to October 2005, and as Executive Director, Worldwide Business Operations from July 2003 to May 2005. He joined the Company in 1995. There are no arrangements or understandings between Mr. Nickl and any other person pursuant to which Mr. Nickl was appointed to serve as the Company’s principal accounting officer. There are no family relationships between Mr. Nickl and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 7, 2012, the Compensation Committee of the Board of Directors of the Company approved an increase in Mr. Nickl’s annual base salary from $400,000 to $450,000, and an increase in Mr. Nickl’s target annual bonus opportunity from 75% of base salary to 85% of base salary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

August 10, 2012	By:	/s/ Michael C. Ray

Name: Michael C. Ray
Title: Senior Vice President, General Counsel and Secretary